PART II AND III

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A/A

AMENDMENT NO. 4

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Frontera Group Inc.
(Exact name of issuer as specified in its charter)

Nevada
(State of other jurisdiction of incorporation or organization)

140-75 Ash Avenue, Suite 2C

Flushing, NY 11355

(212) 219-7783
(Address, including zip code, and telephone number,
including area code of issuer's principal executive office)

WITH COPY OF ALL COMMUNICATIONS TO:

Matheau J. W. Stout, Esq.

 201 International Circle, Suite 230

Hunt Valley, Maryland 21030

(410) 429-7076
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

8742	46-4429598
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

 EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 (the “Amendment”) to the Form 1-A of Frontera Group, Inc. (the "Company") that was filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 29, 2021 (the “Form 1-A”) and last amended on May 12, 2022, is to include an updated Exhibit Index in Part II, Item 4 of the Form 1-A, updated Auditor’s Consent and updated Attorney Legal Opinion as Exhibits, which are being filed herewith. No other changes have been made to the Form 1-A. This Amendment No. 4 speaks as of the date of the last Amendment on May 12, 2022, and has not been updated to reflect events occurring subsequent to the filing date.

PART II - OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated: May 11, 2022

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

FRONTERA GROUP, INC.

140-75 Ash Avenue, Suite 2C

Flushing, NY 11355

212-219-7783

man.bylaw@gmail.com

600,000,000 Shares of Common Stock at $0.015 per Share

Minimum Investment: 100,000 Shares ($1,500.00)

Maximum Offering: $9,000,000.00

See The Offering - Page 11 and Securities Being Offered - Page 49 For Further Details
None of the Securities Offered Are Being Sold By Present Security Holders
This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 90 days from the date of qualification by the Securities And Exchange Commission,
Unless Extended or Terminated Earlier By The Issuer

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES 7 THROUGH 16 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a "best efforts" basis, the following disclosures are hereby made:

	Price to Public	Commissions (1)	Proceeds to	Proceeds to
			Company (2)	Other Persons (3)
Per Share	$0.015	$0	$0.015	None
Minimum Investment	$1,500.00	$0	$1,500.00	None
Maximum Offering	$9,000,000.00	$0	$9,000,00.00	None

(1) The Company shall pay no commissions to underwriters for the sale of securities under this Offering.

(2) Does not reflect payment of expenses of this offering, which are estimated to not exceed $25,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. This amount represents the proceeds of the offering to the Company, which will be used as set out in "USE OF PROCEEDS TO ISSUER."

(3) There are no finder's fees or other fees being paid to third parties from the proceeds. See 'PLAN OF DISTRIBUTION.'

This offering (the "Offering") consists of Common Stock (the "Shares" or individually, each a "Share") that is being offered on a "best efforts" basis, which means that there is no guarantee that any minimum amount will be sold. The Shares are being offered and sold by Frontera Group, Inc., a Nevada Corporation ("FRTG" or the "Company"). There are 600,000,000 Shares being offered at a price of $ per Share with a minimum purchase of 1,250 shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company. The maximum aggregate amount of the Shares offered is $10,000,000 (the "Maximum Offering"). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. The offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 90 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company's CEO.

Funds will be promptly refunded without interest, for sales that are not consummated. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company's business in a manner consistent with the "USE OF PROCEEDS TO ISSUER" in this Offering Circular.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY'S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND

OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED 'BLUE SKY' LAWS).

 IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

Forward Looking Statement Disclosure

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as 'anticipate,' 'estimate,' 'expect,' 'project,' 'plan,' 'intend,' 'believe,' 'may,' 'should,' 'can have,' 'likely' and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions the Company has made in light of its industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward- looking statements. Any forward-looking statement made by the Company in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made as to the accuracy of such information or that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

TABLE OF CONTENTS

OFFERING SUMMARY, PERKS AND RISK FACTORS	5
OFFERING SUMMARY	6
PERKS	6
The Offering	6
Investment Analysis	6
RISK FACTORS	7
DILUTION	16
PLAN OF DISTRIBUTION	17
USE OF PROCEEDS TO ISSUER	19
DESCRIPTION OF BUSINESS	20
DESCRIPTION OF PROPERTY	20
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	20
Results of Operations	22
Liquidity and Capital Resources	23
Plan of Operations	23
Trend Information	23
Off-Balance Sheet Arrangements	23
Critical Accounting Policies	24
Revenue Recognition	25
Additional Company Matters	26
DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES	27
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	28
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	29
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	30
SECURITIES BEING OFFERED	30
DISQUALIFYING EVENTS DISCLOSURE	31
ERISA CONSIDERATIONS	31
INVESTOR ELIGIBILITY STANDARDS	32
SIGNATURES	33
ACKNOWLEDGMENT ADOPTING TYPED SIGNATURES	33
SECTION F/S FINANCIAL STATEMENTS	34

OFFERING SUMMARY, PERKS AND RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Common Stock
Price Per Share:	$0.25
Minimum Investment:	$5,000.00 per investor (100,000 Shares of Common Stock)
Maximum Offering:	$9,000,000.00. The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	600,000,000 Shares of Common Stock
Use of Proceeds:	See the description in section entitled "USE OF PROCEEDS TO ISSUER" on page 19 herein.
Voting Rights:	The Shares have full voting rights.
Length of Offering:

Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) 90 days from the date of qualification by the Commission, (3) if Company in its sole discretion extends the offering beyond 90 days from the date of qualification by the Commission, or (4) the Company in its sole discretion withdraws this Offering.

The Offering

Common Stock Outstanding (1)	267,191,013 Shares
Common Stock in this Offering	600,000,000 Shares
Stock to be outstanding after the offering (2)	867,191,013 Shares

(1) Common Stock Outstanding as of the date of this offering.

(2) The total number of Shares of Common Stock assumes that the maximum number of Shares are sold in this offering.

The Company may not be able to sell the Maximum Offering Amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of the Offering will be the gross proceeds of the Shares sold minus the expenses of the offering.

Our common stock is quoted on OTCMarkets.com under trading symbol “FRTG.” We are not listed on any stock exchange, and our ability to list our stock in the future is uncertain. Investors should not assume that the Offered Shares will be listed. A consistent public trading market for the shares may not develop.

Investment Analysis

There is no assurance Frontera Group, Inc. will be profitable, or that management's opinion of the Company’s future prospects will not be outweighed by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares.

RISK FACTORS

The purchase of the Company's Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company's business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from the Company's current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks Relating to the Company and Its Business

The Company Has Limited Operating History

The Company has a limited operating history and has suffered losses and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, shareholders may lose all or a substantial part of their investment. There is no guarantee that it will continue to generate significant operating revenues or that its operations will be profitable.

The Company Is Dependent Upon Its Management, Key Personnel and Consultants to Execute the Business Plan

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the healthy living, healthcare and online industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People

The Company is dependent upon management in order to conduct its operations and execute its business plan; however, the Company has not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company will not receive any compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our consolidated financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lacks The Financial Controls And Safeguards Required Of Public Companies.

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

The Company Has Engaged In Certain Transactions With Related Persons.

Please see the section of this Offering Circular entitled "Interest of Management and Others in Certain Related-Party Transactions and Agreements"

Changes In Employment Laws Or Regulation Could Harm The Company's Performance.

Various federal and state labor laws govern the Company's relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company's Bank Accounts Will Not Be Fully Insured

The Company's regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in each account may exceed those limits at times. In the event that any of Company's banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company's Business Plan Is Speculative

The Company's present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will continue to generate significant revenues or profits.

The Company Will Likely Incur Debt

The Company has incurred debt and expects to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

The Company's Expenses Could Increase Without a Corresponding Increase in Revenues

The Company's operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company's consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to, (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

The Company Will Be Reliant On Key Suppliers

The Company intends to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent) could have a material adverse effect on the Company's consolidated financial results and on your investment.

Increased Costs Could Affect The Company

An increase in the cost of raw materials or energy could affect the Company's profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials, glass bottles and other packaging materials used by the Company. The Company may also be adversely affected by shortages of raw materials or packaging materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. The Company may not be able to increase its prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

Inability to Maintain and Enhance Product Image

It is important that the Company maintains and enhances the image of its existing and new products. The image and reputation of the Company's products may be impacted for various reasons including litigation, complaints from regulatory bodies resulting from quality failure, illness or other health concerns. Such concerns, even when unsubstantiated, could be harmful to the Company's image and the reputation of its products. From time to time, the Company may receive complaints from customers regarding products purchased from the Company. The Company may in the future receive correspondence from customers requesting reimbursement. Certain dissatisfied customers may threaten legal action against the Company if no reimbursement is made. The Company may become subject to product liability lawsuits from customers alleging injury because of a purported defect in products sold by the Company, claiming substantial damages and demanding payments from the Company. The Company is in the chain of title when it manufactures, supplies or distributes products, and therefore is subject to the risk of being held legally responsible for them. These claims may not be covered by the Company's insurance policies. Any resulting litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company's business, results of operations, and financial condition. Any negative publicity generated as a result of customer complaints about the Company's products could damage the Company's reputation and diminish the value of the Company's brand, which could have a material adverse effect on the Company's business, results of operations, and financial condition, as well as your investment. Deterioration in the Company's brand equity (brand image, reputation and product quality) may have a material adverse effect on its consolidated financial results as well as your investment.

If We Are Unable To Protect Effectively Our Intellectual Property, We May Not Be Able To Operate Our Business, Which Would Impair Our Ability To Compete

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. The names and/or logos of Company brands (whether owned by the Company or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Such challenges could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Computer, Website or Information System Breakdown Could Affect The Company's Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company's ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company's consolidated financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on the Company's revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may adversely affect customers' confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on the Company's consolidated financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering Is Not Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company will need to procure funds in addition to the amount raised in the Offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional Financing May Be Necessary For The Implementation Of Our Growth Strategy

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise responding to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially all our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing shareholders and may reduce the price of our Shares.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding type of stock, which may limit your ability and the ability of our other shareholders, whether acting alone or together, to propose or direct the management or overall direction of our Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his Shares. The majority of our currently outstanding Shares of stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire our Shares, you will have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our Shares. Our principal shareholders may be able to control matters requiring approval by our shareholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our shareholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company's Actual Operating Results May Be Materially Different From Our Forecasted Results

Whether actual operating results and business developments will be consistent with the Company's expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company's control, including, but not limited to:

·                     whether the Company can obtain sufficient capital to sustain and grow its business

·                     our ability to manage the Company's growth

·                     whether the Company can manage relationships with key vendors and advertisers

·                     demand for the Company's products and services

·                     the timing and costs of new and existing marketing and promotional efforts

·                     competition

·                     the Company's ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

·                     the overall strength and stability of domestic and international economies

·                     consumer spending habits

Unfavorable changes in any of these or other factors, most of which are beyond the Company's control, could materially and adversely affect its business, consolidated results of operations and consolidated financial condition.

To Date, The Company Has Cumulative Operating Losses And May Not Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has a cumulative operating loss since the Company's inception of $146,730 as of June 30, 2021. The Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, the Company may continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company becomes profitable again.

The Company May Be Unable To Manage Their Growth Or Implement Their Expansion Strategy

The Company may not be able to expand the Company's product and service offerings, the Company's markets, or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's consolidated financial condition and consolidated results of operations could be materially and adversely affected.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's current business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products to potential users who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of the Company's brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the Company's market increases. Successfully promoting and positioning the Company's brand, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's brand name or if the Company incurs significant expenses promoting and maintaining the Company's brand name, it would have a material adverse effect on the Company's consolidated results of operations.

The Company Faces Competition In The Company's Markets From A Number Of Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than The Company

In many cases, the Company's competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it would have a material adverse effect on the Company's consolidated results of operations.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us. If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Depends On Third-Party Providers For A Reliable Internet Infrastructure And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to 'denial-of-service' attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation On Director Liability

The Company may provide for the indemnification of directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company may undertake further equity or debt financing, which may be dilutive to existing shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company's Shares is speculative, and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered On A "Best Efforts" Basis And The Company May Not Raise The Maximum Amount Being Offered

Since the Company is offering the Shares on a "best efforts" basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use Of Proceeds To Issuer which the Company has outlined in this Offering Circular or to meet the Company's working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, we may need to incur additional debt or raise additional equity in order to finance our operations. Increasing the amount of debt will increase our debt service obligations and make less cash available for distribution to our shareholders. Increasing the amount of additional equity that we will have to seek in the future will further dilute those investors participating in this Offering.

We Have Not Paid Dividends In The Past And Do Not Expect To Pay Dividends In The Future, So Any Return On Investment May Be Limited To The Value Of Our Shares

We have never paid cash dividends on our Shares and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on our Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, our Shares may be less valuable because a return on your investment will only occur if its stock price appreciates.

The Company May Not Be Able To Obtain Additional Financing

Even if the Company is successful in selling the maximum number of Shares in the Offering, the Company may require additional funds to continue and grow its business. The Company may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force the Company to delay its plans for growth and implementation of its strategy which could seriously harm its business, financial condition and results of operations. If the Company needs additional funds, the Company may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to the Company's current shareholders and to you if you invest in this Offering.

The Offering Price Has Been Arbitrary Determined

The offering price of the Shares has been arbitrarily established by the Company based upon its present and anticipated financing needs and bears no relationship to the Company's present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future.

The Management Of The Company Has Broad Discretion In Application of Proceeds

The management of the Company has broad discretion to adjust the application and allocation of the net proceeds of this offering in order to address changed circumstances and opportunities. As a result of the foregoing, the success of the Company will be substantially dependent upon the discretion and judgment of the management of the Company with respect to the application and allocation of the net proceeds hereof.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

There Is No Assurance The Company Will Be Able To Pay Distributions To Shareholders

While the Company may choose to pay distributions at some point in the future to its shareholders, there can be no assurance that cash flow and profits will allow such distributions to ever be made.

There Is a Limited Public Trading Market for the Company's Shares

At present, the Company’s common stock is quoted on OTCMarkets.com under the trading symbol “FRTG.” Our common stock experiences fluctuation in volume and trading prices. There is no consistent and active trading market for the Company's securities and the Company cannot assure that a consistent trading market will develop. OTCMarkets.com provides significantly less liquidity than a securities exchange such as the NASDAQ Stock Market. Prices for securities traded solely on OTCMarkets.com may be difficult to obtain and holders of the Shares and the Company's securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors' Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that Shares could be sold under Rule 144 or otherwise. The Company has no plans at this time to file an S-1 Registration Statement and thus there is no assurance that the Shares could be sold in the future.

Sales Of A Substantial Number Of Shares Of Our Type Of Stock May Cause The Price Of Our Type Of Stock To Decline

If our shareholders sell substantial amounts of our Shares in the public market, Shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and "forward-looking statements" which can be identified by the use of forward-looking terminology including the terms "believes," "anticipates," "continues," "expects," "intends," "may," "will," "would," "should," or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company's business, please be advised that the Company's actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company's operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

You Should Be Aware Of The Long-Term Nature Of This Investment

Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the Securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

Neither The Offering Nor The Securities Have Been Registered Under Federal Or State Securities Laws, Leading To An Absence Of Certain Regulation Applicable To The Company

The Company also has relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in the Company, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares In This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a 'liquidation event' or 'change of control' the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You Will Not Have Significant Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a very limited ability, if at all, to vote on issues of Company management and will not have the right or power to take part in the management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, no person should purchase Shares unless he or she is willing to entrust all aspects of management to the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Form 1-A, Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SECURITIES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

The term 'dilution' refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given share of stock when additional Shares are issued. If all of the Shares in this offering are fully subscribed and sold, the Shares offered herein will constitute approximately 93.1% of the total Shares of stock of the Company. The Company anticipates that subsequent to this offering the Company may require additional capital and such capital may take the form of Common Stock, other stock or securities or debt convertible into stock. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company.

If you invest in our Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Common Stock and the pro forma net tangible book value per share of our Common Stock after this offering. As of June 30, 2021, the net tangible book value of the Company was a deficit of approximately $(18,357) based on the number of Shares of Common Stock 44,780,150 issued and outstanding as of the date of this filing. That equates to a net tangible book value of approximately $(0.0004) per share of Common Stock on a pro forma basis. Net tangible book value per share consists of shareholders' equity adjusted for the retained earnings (deficit), divided by the total number of Shares of Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $(0.0000285) per share of Common Stock.

Thus, if the Offering is fully subscribed, the net tangible book value per share of Common Stock owned by our current shareholders will have immediately increased by approximately $0.1177 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.1177 per Share. These calculations do not include the costs of the offering, and such expenses will cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$0.0150
Net Tangible Book Value per Share before Offering (based on 267,191,013Common Shares)	$(0.0001)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 600,000,000 Common Shares at $0.015 per share)	$0.0149
Net Tangible Book Value per Share after Offering (based on 867,191,013 Shares)	$0.0104
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.0045

*Before deduction of offering expenses

There is no material disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in a transaction during the past year, or that they have a right to acquire.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering of up to 600,000,000 in Shares of our Common Stock. This offering is being conducted on a best-efforts basis with a minimum number of 100,000 shares required to be sold.

The Company will not initially sell the Shares through commissioned broker-dealers. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The Company will take a number of considerations into account when determining when to hold a closing. Such considerations will include the amount of funds raised in the Offering prior to such closing, the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. The Company may terminate the offering at any time for any reason at its sole discretion, and may extend the Offering past the termination date of 90 days from the date of qualification by the Commission in the absolute discretion of the Company and in accordance with the rules and provisions of Regulation A of the JOBS Act.

None of the Shares being sold in this offering are being sold by existing securities holders.

After the Offering Statement has been qualified by the Securities and Exchange Commission (the "SEC"), the Company will accept tenders of funds to purchase the Shares. No escrow agent is involved and the Company will receive the proceeds directly from any subscription.

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each accredited investor will complete a subscription agreement in order to invest.

No broker-dealer registered with the SEC and a member of the Financial Industry Regulatory Authority ("FINRA"), is being engaged as an underwriter or for any other purpose in connection with this Offering.

This offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 90 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act. Funds received from investors will be counted towards the Offering only if the form of payment, such as a check or wire transfer, clears the banking system and represents immediately available funds held by us prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended by the Company.

 If you decide to subscribe for any Common Stock in this offering, you must deliver funds for acceptance or rejection. The minimum investment amount for a single investor is 100,000 Shares of Common Stock in the principal amount of $1,500.00. All subscription checks should be sent to the following address:

Frontera Group, Inc.

140-75 Ash Avenue, Suite 2C Flushing, NY 11355

In such case, subscription checks should be made payable to Frontera Group, Inc. If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under "Tier 2" of Regulation A, and the Shares will not be listed on a registered national securities exchange upon qualification. The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the shares.

Broker-dealers and other persons participating in the offering must make a reasonable inquiry in order to verify an investor's suitability for an investment in the Company. Transferees of the shares will be required to meet the above suitability standards.

The shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of "specially designated nationals" or "blocked persons" maintained by the U.S. Office of Foreign Assets Control ("OFAC") at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A "Sanctioned Country" means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on the Company's current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $9,000,000.00. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $8,975,000 after the payment of offering costs, but before printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for general working capital. At present, management's best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company's management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company's management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

	25%	50%	75%	100%
Gross Offering Proceeds	$2,250,000	$4,500,000	$ 6,750,000	$ 9,000,000
Approximate Offering Proceeds
Misc. Expenses	3,000	3,000	3,000	3,000
Legal and Accounting	20,000	20,000	20,000	20,000
Total Offering Proceeds	23,000	23,000	23,000	23,000

Total Net Offering Proceeds	$2,227,000	$4,477,000	$ 6,727,000	$ 8,977,000

IT Infrastructure	$500,000	$1,000,000	$1,500,000	$2,000,000
Custom Software Development and Support	$273,000	$523,000	$773,000	$1,023,000
Legal - Ongoing Compliance	$25,000	$50,000	$75,000	$100,000
Audit (Annual PCAOB Audit and Quarterly Reviews)	$13,000	$26,000	$39,000	$75,000

Executive team compensation (CEO, CFO, Directors etc.) (Approximate 7 executives)	$250,000	$500,000	$750,000	$1,000,000

Business Development:
US based sales team hires	$162,500	$325,000	$487,500	$500,000
Marketing agency	$106,250	$212,500	$318,750	$350,000
Tradeshows	$150,000	$300,000	$450,000	$600,000

Working Capital (Travel, Meals & Entertainment, Administration)	$747,250	$1,540,500	$2,333,750	$3,329,000

Total Principal Uses of Net Proceeds	$2,227,000	$4,477,000	$6,727,000	$8,977,000

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company's management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT'S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

FRONTERA GROUP INC.

FORWARD LOOKING STATEMENTS

This Offering Statement contains forward-looking statements. Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for our future operations. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” and the risks set out below, any of which may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks include, by way of example and not in limitation:

·the uncertainty of profitability based upon our history of losses;

·risks related to failure to obtain adequate financing on a timely basis and on acceptable terms to continue as a going concern;

·risks related to our international operations and currency exchange fluctuations; and

·other risks and uncertainties related to our business plan and business strategy.

This list is not an exhaustive list of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. Forward looking statements are made based on management’s beliefs, estimates and opinions on the date the statements are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or other circumstances should change. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Our financial statements are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles. All references to “common stock” refer to the common shares in our capital stock.

As used in this Offering Statement, the terms “we,” “us,” “our,” the “Company” and “Frontera Group” mean Frontera Group Inc. unless otherwise indicated.

BUSINESS

Our Business

Frontera Group Inc. is a management company providing business development and market consultancy services. Our target clients are various businesses who are looking for assistance in the areas of marketing, sales and logistics as they expand their business operations. We specifically target these types of companies because of the experience our management has in providing marketing and consulting services.

We generate revenue by providing consulting services to small- and medium-sized businesses.  We acquire customers through direct marketing and referrals. However, currently we have no business operations and have not generated any revenue and ceased all operating activities as of December 31, 2018.

Historically, our services have included:

Market and Competitor Research

Breaking into new markets is inherently risky due to the unfamiliarity of the competition and consumer demand. Our comprehensive market and competitor research allows our customers to have insight into their new target market. Our customers are better able to price their products and services competitively and position their brand effectively. Market research services include market, economic and political overview, logistics and cost environment, partnership identification, competitor research including availability of distribution channels, competitor promotional strategies and identification of specific differentiation opportunities. Market and competitor research is the first step for a client's launch into a new market. These services are billed on a project basis, with the scope determined in collaboration with the client. Research can be done as a one-off service prior to a new launch, or as an on-going project with a smaller scope to monitor competition in a particular market.

Marketing Strategy Development

Essential to the success of entering a new market is an appropriate and effective marketing strategy. After establishing a budget and target market, we develop a marketing plan that can help our clients reach their potential customers. A core part of our marketing services is the design and deployment of specialized reports that capture, measure and analyze target market data to provide insights into market opportunities, value proposition, positioning and messaging development. The result is a custom Business Development plan that addresses overall marketing strategy for a launch to a new market.

Translation Services

Launching a product in a new market often requires adaptation of packaging, corporate identity documents, and marketing materials to a new language. Our translation services ensure complete compatibility with local culture and market conditions for any corporate communication materials.

Trade show and commercial event management

An important part of a product or service launch is effective presentation at industry and consumer trade shows. We ensure an effective presentation at trade shows by developing target market appropriate booth design and sales material, as well as helping to manage staffing and logistics. We also consult and manage other commercial events, such as marketing events, product demos, and public relations events.

Administration and On-Going Business services

We provide services offering ongoing assistance. The scope of services depends on customer requirements. We can provide one-off consultations regarding marketing or distribution strategies, resulting in short-term engagements. For customers who require extra support, we can act as broker of record for a line of products in a specific geographic area. We customarily charge the client a flat monthly fee, with an additional commission depending on a portion of sales made in the target market.

 Patent, Trademark, License and Franchise Restrictions and Contractual Obligations and Concessions

We do not own, either legally or beneficially, any patents or trademarks.

Research and Development Activities

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

Compliance with Environmental Laws

We are not aware of any environmental laws that have been enacted, nor are we aware of any such laws being contemplated for the future, that impact issues specific to our business.

Employees

As of the date of this Annual Report we have four employees, all of whom are officers and directors, including , Mann C. Yam, our Chairman, Andrew De Luna, our CEO, CFO, Secretary and Director, K. Bryce “Rick” Touissant, our Director, and Deneice Day, our Treasurer.

Reports to Securities Holders

We are a voluntary SEC filer.  This means that our securities are not registered under Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act").  As such, we are not subject to the mandatory reporting requirements of those issuers which have securities registered under the Exchange Act.  We voluntarily file Form 10-K annually and Form 10-Q quarterly. In addition, we will voluntarily file Form 8-K and other proxy and information statements from time to time as necessary.

The public may read and copy any materials that we file with the Securities and Exchange Commission, ("SEC"), at the SEC's Public Reference Room at 100 F Street NE, Washington, DC 20549.

The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Results of operations for the three month periods ended March 31, 2022 and 2021

Revenue

We had no revenue or cost of revenues for the three months ended March 31, 2022 and 2021. We did not perform any services during the three months ended March 31, 2022 and 2021.

Costs and Expenses

We incurred $1,789 in professional or transfer agent fees and $1,735 in registration fees for the three months ended March 31, 2022. We had no costs or expenses during the three months ended March 31, 2021.

Net Loss

We had operations loss of $3,524 during the three months ended March 31, 2022. We had no operations gain or loss during the three months ended March 31, 2021.

Liquidity and Capital Resources

	March 31, 2022	June 30, 2021
Total assets	$ 7,000	$ -
Total liabilities	(47,261)	(18,357)
Working capital deficiency	$ (40,261)	$ (18,357)

Liquidity

Since we currently have no operations, additional capital will be required to continue operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

Three Months Ended March 31,
	2022	2021
Net cash used in operating activities	$ —	$ —
Cash used in investing activities	—	—
Cash provided by financing activities	—	—
Net increase (decrease in cash)	$ —	$ —
Cash balance at beginning of period	7,000	—
Cash balance at end of period	$ 7,000	$ —

Cash Flows from Operating Activities

We did not use or generate any cash from operating activities during the three months ended March 31, 2022 or 2021.

Cash Flows from Investing Activities

We did not generate or use any cash from investing activities during the three months ended March 31, 2022 or 2021.

Cash Flows from Financing Activities

We did not use or generate any cash from financing activities during the three months ended March 31, 2022 or 2021.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g., shareholder loans) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.

Results of operations for the nine months ended March 31, 2022 and 2021.

Revenue

We had no revenue or cost of revenues for the nine months ended March 31, 2022 and 2021. We did not perform any services during the nine months ended March 31, 2022 and 2021.

Costs and Expenses

We incurred $24,425 in professional or transfer agent fees and $4,479 in registration fees for the nine months ended March 31, 2022. We incurred no costs or expenses during the nine months ended March 31, 2021.

Net Loss

We had operations loss of $28,904 during the nine months ended March 31, 2022. We had no operations gains or losses during the nine months ended March 31, 2021.

Costs and Expenses

We had no costs nor expenses for the nine months ended March 31, 2022 and 2021.

Liquidity and Capital Resources

	March 31, 2022	June 30, 2021

Total assets	$ 7,000	$ -
Total liabilities	(47,261)	(18,357)
Working capital deficiency	$ (40,261)	$ (18,357)

Liquidity

If we are not successful in expanding our clientele base, maintaining profitability and positive cash flow, additional capital may be required to maintain ongoing operations. We have explored and are continuing to explore options to provide additional financing to fund future operations as well as other possible courses of action. Such actions include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from our directors or other third parties, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, our directors, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

Cash Flows

Nine Months Ended March 31,
	2022	2021
Net cash used in operating activities	$ —	$ —
Cash used in investing activities	—	—
Cash provided by financing activities	7,000	—
Net increase (decrease in cash)	$ 7,000	$ —
Cash balance at beginning of period	—	—
Cash balance at end of period	$ 7,000	$ —

Cash Flows from Operating Activities

We did not use or generate any cash from operating activities during the nine months ended March 31, 2022 or 2021.

Cash Flows from Investing Activities

We did not generate or use any cash from investing activities during the nine months ended March 31, 2022 or 2021.

Cash Flows from Financing Activities

During the nine months ended March 31, 2022, we generated $7,000 from financing activities. We issued 37,500,000 shares of our common stock for $7,000. Our CEO contributed $14,425 to the company for working capital requirements during the nine months ended March 31, 2022. We did not use or generate any cash from financing activities during the nine months ended March 31, 2021.

Management expects to keep operating costs to a minimum until cash is available through financing or operating activities. Management plans to continue to seek, in addition to equity financing, other sources of financing (e.g., shareholder loans) on favorable terms; however, there are no assurances that any such financing can be obtained on favorable terms, if at all.

If we are unable to generate profits sufficient to cover our operating costs or to obtain additional funds for our working capital needs, we may need to cease or curtail operations.  Furthermore, there is no assurance the net proceeds from any successful financing arrangement will be sufficient to cover cash requirements during the initial stages of the Company’s operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings.

Legal Proceedings

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

The Company is not presently involved in any other legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of May 9, 2022, Frontera Group, Inc. does not have any employees other than those officers and directors listed below.

The following table presents information with respect to our officers, directors and significant employees as of the date of this Report:

Name	Position
Mann C. Yam	Chairman of the Board
Andrew De Luna	President, Chief Executive Officer, Chief Financial Officer, Secretary Director (appointed on April 21, 2022)

K. Bryce “Rick” Toussiant	Director (appointed on April 21, 2022)

Deneice Day	Treasurer (appointed on April 21, 2022)

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. At the present time, members of the board of directors are not compensated for their services to the board.

Biographical Information Regarding Officers and Directors

Mann C. Yam, 48, served as our CEO and CFO until April 21, 2022.  He now serves as our Chairman of the Board of Directors. He is an experienced corporate attorney and investor. He earned the J.D. degree from Touro School of Law and Bachelor of Science from Saint John’s University. He is a duly licensed New York attorney. He founded Bernard & Yam, LLP in 2001. Mr. Yam has extensive experience with representing micro-cap and small-cap public companies.  Mr. Yam primarily focuses on all legal aspects of representing publicly traded companies, from assisting them with executing and developing their business plans to listing their securities on a national exchange.  Mr. Yam advises a number of publicly traded companies on their regulatory filing requirements with the Securities and Exchange Commission and the national exchanges. Mr. Yam also focuses on all aspects of complex commercial litigations and arbitrations involving securities law, corporate trust law, fraud, complex contractual disputes, and other business related claims. He has counseled and represented individuals and institutional clients in jurisdictions throughout the United States and across a wide array of industries, including financial services, corporate trust, and real estate.

Andrew De Luna, 48, was appointed Chief Executive Officer, Chief Financial Officer, Director and Secretary on April 21, 2022.  He_has over 20 years of experience in the financial industry, and he has advised for companies including McKinsey, KPMG, and GulfStar Investment Bank. Mr. De Luna currently serves on several advisory boards for private and public companies.  Mr. De Luna holds a BBA and MBA from the McCombs Business School at the University of Texas at Austin and is a licensed Certified Public Accountant in the State of Texas.

K. Bryce “Rick” Toussaint, 50, was appointed Director of the Company on April 21, 2022.  He has over 20 years of business and public accounting experience, including extensive work experience in providing merger and acquisition consulting. Mr. Toussaint has advised more than 20 American and Asian companies in becoming and remaining publicly listed on the NASDAQ, NYSE, and OTC markets from 2006 to present, and has also advised dozens of cross-border merger/acquisitions, PIPE transactions, and joint ventures. Mr. Toussaint received his BS in Accounting and MBA from Louisiana State University.

Deneice Day, 60, was appointed Treasurer of the Company on April 21, 2022.  She has over 30 years of corporate experience in numerous leadership positions, and has experience in the implementation of SEC reporting systems and processes for Fortune 100 companies.  In recent years, Ms. Day worked as a consultant assisting two companies in assembling and filing turn around documents. Ms. Day holds a BBA in Accounting from Texas A&M University and is a licensed CPA in the State of Texas.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The directors of Frontera Group, Inc. are, at present, not compensated by the Company for their roles as directors. For the two present directors, only expenses are reimbursed for their participation on the board of directors. The Company may choose to compensate the present directors in the future, as well as compensate future directors, in the Company's discretion.

Executive Compensation

Compensation of Officers

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities during 2022 and 2021 awarded to, earned by or paid to our executive officers. During 2021, Mann C. Yam was our sole officer and director.  No compensation was paid to any executive officer in 2022.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Change in
Pension
Value &
Non-quali-
						Non-Equity	fied
						Incentive	Deferred	All
						Plan	Compen-	Other
				Stock	Option	Compen-	sation	Compen-
Name and Principal		Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Position [1]	Year	($)*	($)	($)	($)	(S)	($)	($)	($)
Mann C. Yam	2022	0	0	0	0	0	0	0	0
Chairman, and Former President, CEO, CFO, Treasurer, Secretary	2021	0	0	0	0	0	0	0	0

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Directors’ Compensation

The persons who served as members of our board of directors, including executive officers, did not receive any compensation for services as directors for 2022 and 2021.

Option Exercises and Stock Vested

None

Pension Benefits and Nonqualified Deferred Compensation

The Company does not maintain any qualified retirement plans or non-nonqualified deferred compensation plans for its employees or directors.

Executive Officer Outstanding Equity Awards at Fiscal Year-End

None

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of the date of filing of our Officers or Directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2021: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of June 30, 2021 there were 307,280,150 shares of our common stock outstanding:

Title of Class	Name of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership %
Common	Nanjing Dayu Xianneng Food Co, Ltd 16F Building A, Fenghuo Science plaza,Jianye District, Nanjing,China Postal code: 210019	200,000,000**	65.09%
	Jiefeng Ren 16th Floor, Lianchuang Plaza Nanjing, Jiangsu Province China	100,000,000**	32.54%
Total		300,000,000**	97.63%

(1)  Applicable percentage of ownership is based on 307,280,150 shares of common stock outstanding on June 30, 2021. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of June 30, 2021, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 30, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our common stock is our only issued and outstanding class of securities eligible to vote.

**In September 2021, these shares were cancelled by the two shareholders above, Nanjing Dayu Xianneng Food Co, Ltd., and Jiefeng Ren.  Since the Company had not generated any revenue and had not yet started any substantial business operations as previously planned, Nanjing Dayu Xianneng Foods, Co. Ltd and Jiefeng Ren, two Chinese shareholders of the Company, decided to return their shares to the Company so that they would not be burdened with the ongoing expenses of the Company. Therefore, in September 2021, they surrendered their shares and had all their shares canceled. There are no additional terms or conditions regarding the cancellation of these shares and there was no consideration paid to them in exchange for the cancellation of the shares.  These two prior shareholders no longer have any influence or control over the Company and we do not have any current connection to China through our operations, business model and ownership structure.

On September 28, 2021, we issued 13,750,000 000 shares of common stock to Mann C. Yam at the price of $0.000218 for an aggregate of $2,997. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On October 2, 2021, we issued 5,000,000 shares of common stock to Mann C. Yam at the price of $0.0001 for an aggregate of $500. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of1933.

On October 2, 2021, we issued 18,750,000 shares of common stock to Bin Zhou at the price of $0.0001866 for an aggregate of $3,500. The issuance of these shares is pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933.

On March 21, 2022, we amended our Articles of Incorporation to convert 10,000,000 shares of our common stock to Series A Preferred Stock. This resulted in our authorized stock of 1,000,000,000 shares of capital stock to consist of 990,000,000 shares of common stock, par value $0.00001 and 10,000,000 shares of Series A Preferred Stock, par value $0.00001.

 The following table sets forth certain information regarding beneficial ownership of our common stock as of May 9, 2022: (i) by each of our directors, (ii) by each of the Named Executive Officers, (iii) by all of our executive officers and directors as a group, and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. As of May 9, 2022 there were 45,180,150 shares of our common stock outstanding:

Title of Class	Name of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership %
Common	Mann C. Yam 140-75 Ash Avenue, Suite 2C Flushing, NY 11355 212-219-7783	18,750,000	41.50%
Common	Bin Zhou 41-04 249th Street Little Neck, NY 11363	18,750,000	41.50%
Common	Gan Ren No. 33, Qingdao Road Gulou District Jiangsu Province Nanjing	4,000,000	8.85%

Total		41,500,000	92,85%

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

SECURITIES BEING OFFERED

The Company is offering Shares of its Common Stock. Except as otherwise required by law, the Company's Articles of Incorporation or Bylaws, each Shareholder shall be entitled to one vote for each Share held by such Shareholder on the record date of any vote of Shareholders of the Company. The Shares of Common Stock, when issued, will be fully paid and non-assessable.

Since it is anticipated that at least for the next 12 months the majority of the Company's voting power will be held by Management through Mann C. Yam’s ownership of 18,750,000 shares of Common Stock, the holders of Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by management of the Company through the voting power of such Common Stock.

The Company does not expect to create any additional classes of Common Stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its common stock.

The Company does not expect to declare dividends for holders of Common Stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of the Company's Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of the capital stock of the Company, subject to the provisions of law, the Company's Bylaws and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company.

The minimum subscription that will be accepted from an investor is $1,500.00 for the purchase of 100,000 Shares (the 'Minimum Subscription').

One Thousand Five Hundred Dollars ($1,500.00) or more in the Shares may be made only by tendering to the Company the executed Subscription Agreement (electronically or in writing) delivered with the subscription price in a form acceptable to the Company, via check, wire, credit or debit card, or ACH. The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until the Expiration Date or until the offer is accepted or rejected by the Company, whichever occurs first.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part. If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest or reduction. The Company's acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, conversion rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to the Common Stock, provisions discriminating against any existing or prospective holder of the Common Stock as a result of such Shareholder owning a substantial amount of securities, or rights of Shareholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing. The Common Stock will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Common Stock in the corporate documents other than those disclosed in this Offering Circular. The Company has engaged Securities Transfer Corporation to serve as the transfer agent and registrant for the Shares. For additional information regarding the Shares, please review the Company's Bylaws, which are attached to this Offering Circular.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer's interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain "Disqualifying Events" described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company's Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, "ERISA Plans"), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 ("ERISA"). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary's independent control over the assets in his account is adequate to relieve the ERISA Plan's fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the "Final Plan Assets Regulations") provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as "plan assets"). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding "plan assets." Management anticipates that we would clearly be characterized as an "operating" for the purposes of the regulations, and that it would therefore not be deemed to be holding "plan assets."

Classification of our assets of as "plan assets" could adversely affect both the plan fiduciary and management. The term "fiduciary" is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a "fiduciary" of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as "plan assets," certain transactions that we might enter into in the ordinary course of our business might constitute "prohibited transactions" under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their "current value" as of the close of the plan's fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, "current value" means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, "Qualified Plan") and by an individual retirement account ("IRA") is generally exempt from taxation. However, if a Qualified Plan or IRA earns "unrelated business taxable income" ("UBTI"), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of Shares will be required to meet the above suitability standards.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Flushing, New York, on August 26, 2022.

Frontera Group, Inc.

By: /s/ Andrew De Luna

Chief Executive Officer and Director

Frontera Group, Inc.

August 26, 2022

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ Andrew De Luna

Chief Financial Officer

Frontera Group, Inc.

August 26, 2022

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By: /s/ Andrew De Luna

Chief Executive Officer and Director

Frontera Group, Inc.

August 26, 2022

For the Three- and Nine-Month Periods ended March 31, 2022 and 2021

(Unaudited)

Contents

Unaudited Balance Sheets as of March 31, 2022 and June 30, 2021

Unaudited Statements of Operations for the Three- and Nine-Month Periods Ended March 31, 2022 and 2021

Unaudited Statements of Cash Flows for the Nine-Month Periods Ended March 31, 2022 and 2021

Unaudited Statements of Stockholders’ Equity for the Three- and Nine-Month Periods Ended March 31, 2022 and 2021

Notes to the Financial Statements

FRONTERA GROUP INC.
BALANCE SHEETS
(Unaudited)

	March 31, 2022	June 30, 2021
Current Assets:
Cash	$ 7,000	$ —
Total current assets	7,000	—
Total Assets	$ 7,000	$ —

Current Liabilities:
Accounts payable	$ 29,312	$ 18,357
Advance from officer	17,949	—
Total current liabilities	47,261	18,357

Commitments and Contingencies

Stockholders' (Deficit):
Common stock par value $0.00001 per share: 1,000,000,000 shares authorized, 45,180,150 shares issued and outstanding at December 31, 2021 and 307,280,150 shares issued and outstanding at June 30, 2021	452	3,073
Additional paid-in capital	134,921	125,300
Deficit	(175,634)	(146,730)
Total stockholders' (deficit)	(40,261)	(18,357)
Total Liabilities and Stockholders' (Deficit)	$ 7,000	$ —

See accompanying notes to the unaudited financial statements

FRONTERA GROUP INC.
STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2022	2021	2022	2021

Revenue	$ —	$ —	$ —	$ —
Cost of Revenue	—	—	—	—
Gross Profit	—	—	—	—

Operating Expenses:
Professional fees	—	—	24,425	—
General and administrative expenses	3,524	—	4,479	—
Total operating expenses	3,524	—	28,904	—
Loss Before Income Tax Provision	(3,524)	—	(28,904)	—
Income Tax Provision	—	—	—	—
Net Loss	$(3,524)	$ —	$ (28,904)	$ —

Net Loss Per Common Share:
- Basic and Diluted	$ —	$ —	$ —	$ —

Weighted Average Common Shares Outstanding:
- Basic and Diluted	45,011,251	307,280,150	158,190,476	307,280,150

See accompanying notes to the unaudited financial statements

FRONTERA GROUP INC.
STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended March 31,
	2022	2021

Operating Activities:
Net (loss)	$ (28,904)	$ —
Adjustments to reconcile net loss to net cash used in operating activities:
Shares Issued for Consulting Services	—	—
Changes in Operating Assets and Liabilities:
Accounts Payable	14,479	—
	(14,425)	—
Net Cash (Used In) Operating Activities	—	—

Financing Activities:
Proceeds from Sale of Stock	3,000	—
Common Stock Issued	4,000	—
Officer Contribution	14,425	—
Net Cash Provided by Financing Activities	21,425	—

Net Change in Cash	7,000	—
Cash - Beginning of Period	—	—
Cash - End of Period	$ 7,000	$ —

See accompanying notes to the unaudited financial statements

FRONTERA GROUP INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
For the Three and Nine Months Ended March 31,
(Unaudited)

	Number of Shares	Common Stock	Paid-in Capital	Retained Earnings	Total
Balance at June 30, 2020	307,280,150	$3,073	$125,300	$(146,730)	$(18,357)
Net income	—	—	—	—	—
Balance at September 30, 2020	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	—	—	—	—	—
Balance at December 31, 2020	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	—	—	—	—	—
Balance at March 31, 2021	307,280,150	3,073	125,300	(146,730)	(18,357)

	Number of Shares	Common Stock	Paid-in Capital	Retained Earnings	Total
Balance at June 30, 2021	307,280,150	$3,073	$125,300	$(146,730)	$(18,357)
Cancellation of Shares	(300,000,000)	(3,000)	3,000	—	—
Issuance of New Shares	13,750,000	138	2,862	—	3,000
Net loss	—	—	—	(24,425)	(24,425)
Balance at September 30, 2021	21,030,150	211	131,162	(171,155)	(39,782)
Issuance of New Shares	23,750,000	237	3,763	—	4,000
Net loss	—	—	—	(955)	(955)
Balance at December 31, 2021	44,780,150	$448	$134,925	$(172,110)	$(36,737)
Net loss	—	—	—	(3,524)	(3,524)
Balance at March 31, 2022	44,780,150	$448	$134,925	$(175,634)	$(40,261)

See accompanying notes to the unaudited financial statements

FRONTERA GROUP INC.

For the Three- and Nine-Month Periods Ended March 31, 2022 and 2021

Notes to the Financial Statements

(Unaudited)

Note 1 – Organization and Operations

Frontera Group Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 21, 2013, Frontera Group Inc. was created to be an export management company providing business development and market consultancy services that assist small and medium-sized businesses in entering new markets in Central and South America. The Company currently has no operations and is a shell company.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation – Unaudited Interim Financial Information

The accompanying unaudited interim financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) to Form 10-Q and Article 8 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. The unaudited interim financial statements furnished reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary for a fair statement of the results for the interim periods presented. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended June 30, 2021 and notes thereto contained in the information as part of the Company’s Annual Report on Form 10-K, which was filed with the SEC on September 1, 2021.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  As of March 31, 2022, the Company had $7,000 of cash and no cash equivalents.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period(s). Actual results could differ from those estimates.

Earnings (loss) per Share

Earnings (loss) per share is the amount of earnings (loss) attributable to each share of common stock. Earnings (loss) per share ("EPS") is computed pursuant to section 260-10-45 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS is computed by dividing the net income (loss) available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.

The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential dilutive common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent share issuance arrangements, stock options or warrants. When the Company has a loss, potential dilutive shares are not included as they would be anti-dilutive.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the three or nine months ended March 31, 2022 and 2021.

Income Taxes

The Company accounts for income taxes in accordance with the FASB ASC Section 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are also recognized for operating losses that are available to offset future taxable income.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Section 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on de-recognition, classification, and accounting for interest and payables in the financial statements. The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized as of March 31, 2022 and 2021. The Company does not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date.

Subsequent Events

The Company follows the guidance in Section 855-10-50 of the FASB ASC for the disclosure of subsequent events. The Company evaluates subsequent events through the date when the financial statements are issued.  Pursuant to Accounting Standards Update (“ASU”) 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements, of the FASB ASC, the Company as a Securities and Exchange Commission (“SEC”) filer considers its financial statements issued when they are widely distributed to users, such as through filing them on EDGAR.

Recently Issued Accounting Pronouncements

Management has evaluated Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Topic 606 – Revenue from Contracts with Customers and FASB ASI 2016-02, Topic 842 – Leases, and determined that at the present time these new standards do not affect The Company, but may in the future if operations are resumed.  Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

As reflected in the accompanying financial statements, the Company had an accumulated deficit as of March 31, 2022, and a net loss for the three and nine months ended March 31, 2022 and has no operating cash to pay its liabilities. Management has determined that these factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position is not sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a private or public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Income Tax Provision

Deferred Tax Assets

As of March 31, 2022, and June 30, 2021, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $172,110 and $146,730, respectively that may be offset against future taxable income which begin to expire in 2038. No tax benefit has been reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets was not considered more likely than not and accordingly, the potential tax benefits of the NOL carry-forwards are fully offset by a full valuation allowance.

Deferred tax assets (liabilities) are comprised of the following:

	March 31, 2022	June 30, 2021

Net operating loss carryforwards	$36,883	$30,813
Valuation allowance	(36,883)	(30,813)
Net deferred tax assets	$—	$—

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

We follow ASC 740 Accounting for Uncertainty in Income Taxes. Under ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by the tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. We had no liabilities for unrecognized tax benefits at March 31, 2022 and June 30, 2021.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the three and nine months ended March 31, 2022 and 2021, we did not recognize any interest or penalties in our statement of operations, nor did we have any interest or penalties accrued in our balance sheet as of March 31, 2022 and June 30, 2021 relating to unrecognized tax benefits.

The tax years ended June 30, 2015, 2016 and 2017 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which we are subject.

Note 5 – Related Party Transactions

As of March 31, 2022, there were 45,180,150 shares of our common stock outstanding. Our chairman of the board of directors owns 18,750,000 shares, approximately 41.5% of our outstanding shares.

Note 6 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported. The Management of the Company determined that there were no reportable subsequent events to be disclosed.

 FRONTERA GROUP INC.

June 30, 2021

Index to the Financial Statements

Contents

Audited Balance Sheets as of June 30, 2021 and June 30, 2020

Audited Statements of Operations for the Years Ended June 30, 2021 and 2020

Audited Statements of Cash Flows for the Years Ended June 30, 2021 and 2020

Unaudited Statements of Stockholders’ Equity for the Years Ended June 30, 2021 and 2020

Notes to the Financial Statements

Report of Independent Registered Public Accounting Firm

To the Board of Directors and

Stockholders of Frontera Group Inc.

Opinion on the Financial Statements

We have audited the accompanying statement of balance sheet of Frontera Group, Inc. (the "Company") as of June 30, 2021 and June 30, 2020, the related statements of operations, statements of stockholders' equity, and cash flows, for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of Frontera Group, Inc. as of June 30, 2021 and June 30, 2020, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Frontera Group, Inc.’s management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no viable operations or significant assets and is dependent upon its major stockholder to provide sufficient working capital to maintain the integrity of the corporate entity.  These conditions and the Company’s lack of equity and viable operations, raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans regarding these matters are also described in Note 3.  The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.  Our opinion is not modified with respect to this matter.

The fiscal year 2021 is our first year as Frontera Group, Inc.’s auditor.

/s/ Victor Mokuolu, CPA PLLC

Houston, Texas

September 1, 2021

FRONTERA GROUP INC.
BALANCE SHEETS

	June 30, 2021	June 30, 2020
Current Assets:
Cash	$ -	$ -
Total current assets	-	-
Total Assets	$ -	$ -

Current Liabilities:
Accounts payable	$ 18,357	$ 18,357
Total current liabilities	18,357	18,357

Commitments and Contingencies

Stockholders' (Deficit):
Common stock par value $0.00001 per share:
1,000,000,000 shares authorized, 307,280,150 shares issued and outstanding at June 30, 2021 and June 30, 2020	3,073	3,073
Additional paid-in capital	125,300	125,300
Deficit	(146,730)	(146,730)
Total stockholders' (deficit)	(18,357)	(18,357)
Total Liabilities and Stockholders' (Deficit)	$ -	$ -

See accompanying notes to the financial statements.

FRONTERA GROUP INC.
STATEMENTS OF OPERATIONS

Years Ended June 30,
	2021	2020
Revenue	$ -	$ -
Cost of Revenue	-	-
Gross Profit	-	-

Operating Expenses:
Professional fees	-	-
General and administrative expenses	-	-
Total operating expenses	-	-
Loss Before Income Tax Provision	-	-
Income Tax Provision	-	-
Net Loss	$ -	$ -

Net Loss Per Common Share:
- Basic and Diluted	$ -	$ -

Weighted Average Common Shares Outstanding:
- Basic and Diluted	307,280,150	307,280,150

See accompanying notes to the financial statements.

FRONTERA GROUP INC.
STATEMENTS OF CASH FLOWS

Years Ended June 30,
	2021	2020
Operating Activities:
Net (loss)	$ -	$ -
Net Cash (Used In) Operating Activities	-	-

Net Change in Cash	-	-
Cash - Beginning of Period	-	-
Cash - End of Period	$ -	$ -

See accompanying notes to the financial statements.

FRONTERA GROUP INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS ENDED JUNE 30, 2021 AND 2020

	Number of Shares	Common Stock	Paid-in Capital	Retained Earnings	Total
Balance at June 30, 2019	307,280,150	$ 3,073	$125,300	$ (146,730)	$ (18,357)
Net income	-	-	-	-	-
Balance at September 30, 2019	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	-	-	-	-	-
Balance at December 31, 2019	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	-	-	-	-	-
Balance at March 31, 2020	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	-	-	-	-	-
Balance at June 30, 2020	307,280,150	$ 3,073	$125,300	$ (146,730)	$ (18,357)

	Number of Shares	Common Stock	Paid-in Capital	Retained Earnings	Total
Balance at June 30, 2020	307,280,150	$ 3,073	$125,300	$ (146,730)	$ (18,357)
Net income	-	-	-	-	-
Balance at September 30, 2020	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	-	-	-	-	-
Balance at December 31, 2020	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	-	-	-	-	-
Balance at March 31, 2021	307,280,150	3,073	125,300	(146,730)	(18,357)
Net income	-	-	-	-	-
Balance at June 30, 2021	307,280,150	$ 3,073	$125,300	$ (146,730)	$ (18,357)

See accompanying notes to the financial statements.

FRONTERA GROUP INC.

For the Years Ended June 30, 2021 and 2020

Notes to the Financial Statements

Note 1 – Organization and Operations

Frontera Group Inc. (the “Company”) was incorporated under the laws of the State of Nevada on November 21, 2013, Frontera Group Inc. was an export management company providing business development and market consultancy services that assist small and medium-sized businesses in entering new markets in Central and South America. The Company currently has no operations and is a shell company.

Note 2 – Summary of Significant Accounting Policies

Basis of Accounting and Presentation

The accompanying financial statements have been prepared using the accrual basis in accordance with accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.  As of June 30, 2021 and June 30, 2020, the Company had no cash and no cash equivalents.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

Earnings (loss) per Share

Earnings (loss) Per Share is the amount of earnings (loss) attributable to each share of common stock. Earnings (loss) per share ("EPS") is computed pursuant to section 260-10-45 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification.  Pursuant to Accounting Standards Codification (“ASC”) Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS is computed by dividing net income (loss) available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period.

The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangements, stock options or warrants. When the Company has a loss, dilutive shares are not included as they would be antidilutive.

There were no potentially dilutive debt or equity instruments issued and outstanding at any time during the years ended June 30, 2021 and 2020.

Income Taxes

The Company accounts for income taxes in accordance with the FASB ASC Section 740, “Income Taxes” (“ASC 740”), which requires the recognition of deferred income taxes for differences between the basis of assets and liabilities for financial statement and income tax purposes.  Deferred tax assets and liabilities represent the future tax consequences for those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are also recognized for operating losses that are available to offset future taxable income.  A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company accounts for uncertain tax positions in accordance with ASC Section 740-10, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The guidance also prescribes direction on de-recognition, classification, and accounting for interest and payables in the financial statements. The Company classifies interest expense and any related penalties related to income tax uncertainties as a component of income tax expense. No interest or penalties have been recognized as of June 30, 2021 and 2020. The Company does not expect any significant changes in unrecognized tax benefits within twelve months of the reporting date.

Fair Value of Financial Instruments

The Company measures the fair value of financial assets and liabilities based on the guidance of ASC 820 “Fair Value Measurements and Disclosures” which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value as follows:

●Level 1 - quoted prices in active markets for identical assets or liabilities

●Level 2 - inputs other than quoted prices in level 1 that are observable either directly or indirectly.

●Level 3 - inputs based on prices or valuation techniques that are both unobservable and significant to the fair value markets.

The Company did not identify any assets or liabilities that are required to be presented at fair value on a recurring basis. Carrying values of non-derivative financial instruments, including cash, accounts payable and advances from officers, approximated their fair value due to the short maturity of these financial instruments. There were no changes in methods or assumptions during the periods presented.

Recently Issued Accounting Pronouncements

Management has evaluated Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09, Topic 606 – Revenue from Contracts with Customers and FASB ASI 2016-02, Topic 842 – Leases, and determined that at the present time these new standards do not effect The Company, but may in the future if operations are resumed.  Management does not believe that any recently issued, but not yet effective accounting pronouncements, if adopted, will have a material effect on the accompanying financial statements.

Note 3 – Going Concern

As reflected in the accompanying financial statements, the Company has a deficit of $157,443 at June 30, 2019, a net loss of $3,000 for the year ended June 30, 2021 and net cash used in operating activities of $0 for the year ended June 30, 2021. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position is not sufficient to support the Company’s daily operations.  Management intends to raise additional funds by way of a private or public offering.  While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect.  The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public or private offering.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of asset or the amounts and classification of liabilities that might be necessary if the Company is unable to continue as a going concern.

Note 4 – Stockholders’ (Deficit)

Shares authorized

Upon formation, the total number of shares of all classes of stock which the Company was authorized to issue seventy-five million (75,000,000) shares of common stock, par value $0.001 per share. On February 23, 2016, the Company increased its authorized common shares to one billion (1,000,000,000) shares and decreased the par value to $0.00001 per share.

Note 5 – Income Tax Provision

Deferred Tax Assets

As of June 30, 2019 and 2018, the Company had net operating loss (“NOL”) carry–forwards for Federal income tax purposes of $146,730 and $154,443, respectively that may be offset against future taxable income which begin to expire in 2037.  No tax benefit has been reported with respect to these NOL carry-forwards in the accompanying financial statements because the Company believes that the realization of the Company’s net deferred tax assets was not considered more likely than not and accordingly, the potential tax benefits of the NOL carry-forwards are fully offset by a full valuation allowance.

Deferred tax assets (liabilities) are comprised of the following:

	June 30, 2021	June 30, 2020
Net operating loss carryforwards	$ 30,813	$ 30,813
Valuation allowance	(30,813)	(30,813)
Net deferred tax assets	$ -	$ -

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards.  The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

We follow ASC 740 Accounting for Uncertainty in Income Taxes. Under ASC 740, tax benefits are recognized only for tax positions that are more likely than not to be sustained upon examination by tax authorities. The amount recognized is measured as the largest amount of benefit that is greater than fifty percent likely to be realized upon ultimate settlement. Unrecognized tax benefits are tax benefits claimed in our tax returns that do not meet these recognition and measurement standards. We had no liabilities for unrecognized tax benefits at June 30, 2021 and 2020.

Our policy is to recognize potential interest and penalties accrued related to unrecognized tax benefits within income tax expense. For the years ended June 30, 2021 and 2020, we did not recognize any interest or penalties in our statement of operations, nor did we have any interest or penalties accrued in our balance sheet at June 30, 2021 and 2020 relating to unrecognized tax benefits.

The tax years 2016 to 2018 remain open to examination for federal income tax purposes and by the other major taxing jurisdictions to which we are subject.

Note 6 – Related Party Transactions

The following table sets forth certain information regarding beneficial ownership of our common stock as of June 30, 2021: by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares. There are no shares held by our directors or Named Executive Officers.  As of June 30, 2021, there were 307,280,150 shares of our common stock outstanding:

Title of Class	Name of Beneficial Owner Directors and Officers:	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership %
Common	Nanjing Dayu Xianneng Food Co, Ltd 16F Building A, Fenghuo Science plaza,Jianye District, Nanjing,China Postal code: 210019	200,000,000	65.09%
	Jiefeng Ren 16th Floor, Lianchuang Plaza Nanjing, Jiangsu Province China	100,000,000	32.54%
Total		300,000,000	97.63%

 (1)  Applicable percentage of ownership is based on 307,280,150 shares of common stock outstanding on September 1, 2021. Percentage ownership is determined based on shares owned together with securities exercisable or convertible into shares of common stock within 60 days of September 1, 2021, for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.  Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of September 1, 2021, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Our common stock is our only issued and outstanding class of securities eligible to vote.

Note 7 – Subsequent Events

The Company has evaluated all events that occurred after the balance sheet date through the date when the financial statements were issued to determine if they must be reported.  The Management of the Company determined that there were no reportable subsequent events to be adjusted for and/or disclosed.

Item 4. Exhibits

INDEX TO EXHIBITS

Description	Item	Exhibit

Articles of Incorporation. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 3, 2014.*	Item 17.2	1A-2A
Bylaws. Incorporated by reference to the Company’s Registration Statement on Form S-1 filed with the SEC on September 3, 2014.*	Item 17.2	1A-2B
Form of Subscription Agreement	Item 17.4	1A-4

Consent of Auditor,	Item 17.11	1A-11

Legal Opinion of Matheau J. W. Stout	Item 17.12	1A-12

 * Filed previously

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this special financial report on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in Flushing, New York on August 26, 2022.

FRONTERA GROUP, INC.

By: /s/ Andrew De Luna

Chief Executive Officer and Director
Frontera Group, Inc.
August 26, 2022

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer in the capacities and on the dates indicated.

Signature By: /s/ Andrew De Luna Chief Executive Officer and Director Frontera Group, Inc. August 26, 2022